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                                        EXHIBIT 16
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                          One Boatmen's Plaza            Telephone 314 425 0500
                          St. Louis, MO  63101

PRICE WATERHOUSE LLP


June 19, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:


                              GRAYBAR ELECTRIC COMPANY, INC.


We have read Item 4 of Graybar Electric Company, Inc.'s Form 8-K dated June 19, 1996 and are in agreement with the statements contained in paragraphs 1, 2, 4 and 5 therein.


Yours very truly,



/s/ Price Waterhouse LLP


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